EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Christopher J. Davis
Executive Vice President and Chief Administrative and Financial Officer
(610) 293-0600
SAFEGUARD SCIENTIFICS ACQUIRES $20 MILLION STAKE IN RUBICOR MEDICAL, INC.
—Rubicor Medical Offers Minimally Invasive Breast Biopsy Technologies—
Wayne, PA, August 24, 2006 — Safeguard Scientifics, Inc. (NYSE:SFE), which builds value in high-growth life sciences and information technology companies, today announced it led a $30 million Series C financing in Rubicor Medical, Inc. of Redwood City, CA. Safeguard provided $20 million of growth capital and ITX International Equity Corporation provided $5 million. James W. Vetter, M.D., Rubicor’s Chairman and Chief Executive Officer (and other founding shareholders) are expected to provide the balance of the funding. Rubicor Medical, founded in 1998, develops and distributes technologically advanced, disposable, non-invasive, breast biopsy devices.
“We are very pleased to announce this new life sciences deal,” stated Peter J. Boni, Safeguard’s President and Chief Executive Officer. “This transaction reflects our commitment to partnering with high growth, revenue-stage companies seeking both the capital and the operational and strategic guidance that Safeguard provides. We look forward to helping Rubicor accelerate through the very exciting commercial launch of its new biopsy devices to help cancer patients worldwide.”
Rubicor’s three devices represent attractive alternatives to existing breast biopsy devices. Ovation™, its lead product, empowers physicians to capture complete breast tissue abnormalities with a minimally invasive procedure. This results in a more accurate assessment of the sample including evaluation of margin and determination of size. Two additional breast biopsy devices are projected for launch in the near future, and all three have received FDA clearance.
“Ovation™’s innovative concept and design enables minimally invasive retrieval of a complete, contiguous tissue sample — making Ovation™ an attractive alternative to open surgical biopsy,” said James A. Datin, Executive Vice President and Managing Director of Life Sciences, Safeguard. “We estimate the market in which Rubicor competes could be in excess of $500 million today in the United States.”
“We see a tremendous opportunity for physicians using Rubicor technology to improve patient outcomes,” said James W. Vetter, M.D., Chairman and Chief Executive Officer of Rubicor. “With the benefit of Safeguard’s expertise in facilitating and accelerating the growth of life sciences companies, we believe Rubicor’s products can redefine breast care.”
Presently, Safeguard has partnered with several life science companies, including Clarient, Inc. (NASDAQ: CLRT), a comprehensive cancer diagnostics company, and Laureate Pharma, Inc., a full-service biopharmaceutical development and protein production company . Safeguard also has interests in Neuronyx, Inc., a biopharmaceutical company developing adult stem-cell-based therapeutic products and Ventaira Pharmaceuticals, Inc., a specialty pharmaceutical company using novel aerosolization device technology.
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About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For additional information, visit www.safeguard.com
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
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